EXHIBIT 99.1
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AMLI RESIDENTIAL                        125 South Wacker Drive
                                        Chicago, Illinois 60606

                                        Phone:  312.443.1477
                                        Fax:    312.443.0909
                                        www.amli.com

PRESS RELEASE

For Immediate Release                   For More Information, Contact:
---------------------                   Allan J. Sweet, President
                                        (312) 984-2602
March 15, 2004



          AMLI RESIDENTIAL ANNOUNCES CERTAIN EXPECTED ACTIVITY


(CHICAGO) AMLI RESIDENTIAL PROPERTIES TRUST (NYSE: AML; "AMLI"; or "the Company") announces that it has entered into a contract to sell AMLI at Spring Creek to an unaffiliated third party. This 1,180-unit, wholly-owned community is located in Atlanta, Georgia and was developed by AMLI in phases from 1985 to 1989. The Company currently expects the transaction to close early in the second quarter. There is no assurance that the sale will occur or occur on the terms contained in the contract; however, assuming that the transaction closes as expected, AMLI will recognize an aggregate one-time gain of approximately $40 million, about $35 million of which will be gain on sale of real estate and the remainder will be gain associated with the buyer's assumption of the long-term tax-exempt financing that currently encumbers the property.

The Company has also entered into contracts to acquire two apartment communities, which are currently expected to close concurrent with, or near the date of, the sale of AMLI at Spring Creek. The aggregate purchase prices are slightly less than the sales price of AMLI at Spring Creek.

The AMLI<registered trademark> portfolio currently includes 71 apartment communities containing 27,292 apartment homes, with an additional 1,356 apartment homes under development or in lease-up in five locations. AMLI is focused on the development, acquisition and management of institutional quality multifamily communities in the Southeast, Southwest, Midwest and Mountain regions of the U.S. AMLI Residential also serves as institutional advisor and asset manager for large pension funds, tax-exempt foundations and other financial institutions through AMLI's co-investment business. AMLI employs approximately 850 people who are dedicated to achieving AMLI's mission--Provide An Outstanding Living Environment For Our Residents. More information on AMLI is available at www.amli.com.


FORWARD-LOOKING STATEMENTS
--------------------------

Certain matters discussed in this press release are forward-looking statements within the meaning of Federal Securities Law. Although the Company believes expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.








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Forward-looking statements can be identified by the Company's use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters.

The Company does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect the Company's current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control. The reader is cautioned to make his/her own judgment with regard to the statements discussed in this press release and the assumption noted by the Company herein.

The Company is making forward-looking statements because it believes investors, analysts and others, many of whom prepare models and projections of the Company's performance, are interested in the Company's current estimates of its future activities. The Company advises such parties to make their own determination of any relevant or material assumption used by them.

Many factors may cause the Company's actual performance in any period or periods to differ materially from the anticipated future performance expressed or implied by these forward-looking statements. Certain of the factors that could cause the Company's actual performance to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risks detailed from time to time in the Company's SEC reports, including the annual report on form 10-K for the year ended December 31, 2003.




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